Exhibit 99.1

Sierra Oncology Reports 2020 Year End Results

– MOMENTUM Phase 3 Trial on Track to Complete Enrollment in mid-2021 with Top-line Data Anticipated in H1 2022 –

– Data Presented Throughout the Year Included Long-Term Overall Survival, Efficacy in Various

Patient Subsets and Dosing Durability –

– Key Appointments Made to Executive Team in Preparation for Commercial Execution –

SAN MATEO, CA, March 11, 2021 - Sierra Oncology, Inc. (SRRA), a late-stage biopharmaceutical company on a quest to deliver targeted therapies that treat rare forms of cancer, today reported its financial and operational results for the fourth quarter and fiscal year ended December 31, 2020.

“We are excited to enter the final phase of patient recruitment for MOMENTUM. Trial enrollment remains on track, and we anticipate closing screening in the first half of the year,” said Stephen Dilly, MBBS, PhD, President and CEO of Sierra Oncology. “Two important retrospective analyses from the SIMPLIFY studies were presented in December 2020 at the American Society of Hematology. Long-term survival in both JAK inhibitor-naïve and JAK inhibitor-exposed patients highlighted momelotinib’s disease modifying potential, and, efficacy in patients with reduced platelets added to the totality of evidence supporting momelotinib’s unique and differentiated profile.

“We are now looking forward to completing enrollment of our pivotal Phase 3 MOMENTUM study, analyzing and presenting topline data, and preparing internally for commercialization. Results of the MOMENTUM study, combined with the SIMPLIFY data sets, will support future regulatory filings and the potential approval of momelotinib for the treatment of myelofibrosis.”

Recent and Upcoming Business Highlights

•	Pivotal Phase 3 MOMENTUM study is on track to complete enrollment by mid-2021. Top-line data are anticipated in H1 2022
•	Following top-line data availability, Sierra anticipates filing for regulatory approval of momelotinib in H2 2022
•	Robust overall survival and sustained efficacy outcome data from the previously completed SIMPLIFY studies presented at American Society of Hematology annual meeting in December 2020
•	Long-term safety and dose intensity data presented at European Hematology Association annual meeting in June 2020
•

Significant executive appointments made in preparation for commercial execution: Chief Executive Officer, Stephen Dilly, Chief Business Officer, Kevin Norrett, General Counsel, Christina Thomson and Chief Regulatory & Technical Operations Officer, William Turner

•	Amendment to CRT Pioneer Fund agreement for SRA737 allowing for potential future development of the compound

Year End 2020 Financial Results (all amounts reported in U.S. currency)

Research and development expenses were $45.1 million for the year ended December 31, 2020 compared to $53.2 million for the year ended December 31, 2019. The decrease was primarily due to a non-cash charge of $10.5 million that was recognized during the year ended December 31, 2019 pertaining to an obligation to issue common stock and a warrant to Gilead Sciences, Inc. (Gilead) in consideration for meaningfully reduced royalty rates and the elimination of a milestone payment, partially offset by a $1.5 million non-cash charge during the year ended December 31, 2020 to recognize the change in fair value of the securities until their issuance in January of 2020. Also contributing to the decrease was a reduction of $7.6 million in clinical trial, third-party manufacturing, and research and preclinical costs for SRA737 and a $0.9 million decrease in personnel-related and allocated overhead costs for the year ended December 31, 2020. These decreased costs were offset by a $9.4 million increase in clinical trial and development costs related to momelotinib for the year ended December 31, 2020. Research and development expenses included non-cash stock-based compensation of $4.3 million and $3.9 million for the year ended December 31, 2020 and 2019, respectively.

General and administrative expenses were $20.1 million for year ended December 31, 2020, compared to $13.7 million for the year ended December 31, 2019. The increase was due to a $4.9 million increase in personnel-related and allocated overhead costs, including a $3.4 million increase in non-cash stock-based compensation and $1.0 million of severance charges that were primarily related to the resignation of an executive, and an increase of $1.5 million in professional fees primarily relating to pre-commercial planning costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $5.2 million and $1.8 million for the year ended December 31, 2020 and 2019, respectively.

Total other income (expense), net was $15.8 million of other expense, net for the year ended December 31, 2020, compared to $21.4 million of other expense, net for the year ended December 31, 2019. The difference was primarily attributable to a non-cash charge of $20.9 million recognized during the year ended December 31, 2019, related to the change in fair value of warrant liabilities and $1.3 million of offering expenses pertaining to the issuance of the warrants in the 2019 public offering, offset by a non-cash charge of $16.2 million recognized during the year ended December 31, 2020, related to the change in fair value of warrant liabilities which were reclassified to equity in January 2020.

For the year ended December 31, 2020, Sierra incurred a Generally Accepted Accounting Principles (GAAP) net loss of $80.9 million compared to a GAAP net loss of $88.3 million for the year ended December 31, 2019. The GAAP net loss includes a non-cash charge of $16.2 million and $20.9 million, related to the change in fair value of warrant liabilities, for the year ended December 31, 2020 and December 31, 2019, respectively, and a non-cash charge of $1.5 million and $10.5 million pertaining to the obligation to issue securities to Gilead for the year ended December 31, 2020 and 2019, respectively.

Non-GAAP adjusted net loss was $53.7 million for the year ended December 31, 2020, compared with a non-GAAP adjusted net loss of $51.2 million for the year ended December 31, 2019. Non-GAAP adjusted net loss excludes expenses related to the change in fair value of warrant liabilities, the securities issuance obligation, and stock-based compensation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP and non-GAAP financial measure.

Cash and cash equivalents totaled $104.1 million as of December 31, 2020, compared to $147.5 million as of December 31, 2019.

As of December 31, 2020, there were 11,128,484 total shares of common stock outstanding and warrants to purchase 11,102,251 shares of common stock, with an exercise price equal to $13.20 per share. There were 4,146,928 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

About Sierra Oncology

Sierra Oncology is a late-stage biopharmaceutical company on a quest to deliver targeted therapies that treat rare forms of cancer. We harness our deep scientific expertise to identify compounds that target the root cause of disease to advance targeted therapies with assets on the leading edge of cancer biology. Our team takes an evidence-based approach to understand the limitations of current treatments and explore new ways to change the cancer treatment paradigm. Together, we are transforming promise into patient impact.

For more information, please visit www.SierraOncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology’s expectations from current data, anticipated clinical development activities, impact of the COVID-19 pandemic on clinical trial plans, including enrollment and site initiations, expected timing of release of further momelotinib data and analysis, expected timing and success of enrollment of MOMENTUM, potential benefits of momelotinib, the ability of Sierra Oncology to obtain regulatory approval of momelotinib and the timing of such regulatory approvals, the development of SRA737 and Sierra Oncology’s capitalization and sufficiency of its capital resources. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may not be able to successfully develop, obtain regulatory approval for and commercialize momelotinib or experience significant delays in doing so, Sierra Oncology may not be able to demonstrate acceptable safety and efficacy of momelotinib, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology’s cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology’s third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading “Risk Factors” set forth in Sierra Oncology’s filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,055	$147,528
Prepaid expenses and other current assets	2,415	2,369
Total current assets	106,470	149,897
Property and equipment, net	52	113
Operating lease right-of-use asset	318	589
Other assets	647	729
TOTAL ASSETS	$107,487	$151,328
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$7,148	$7,170
Accounts payable	2,205	1,019
Deferred revenue	—	—
Warrant liabilities	—	45,935
Securities issuance obligation	—	10,485
Total current liabilities	9,353	64,609
Operating lease liability	175	374
TOTAL LIABILITIES	9,528	64,983
STOCKHOLDERS’ EQUITY:
Preferred stock	—	1
Common stock	11	74
Additional paid-in capital	944,537	851,957
Accumulated deficit	(846,589)	(765,687)
TOTAL STOCKHOLDERS’ EQUITY	97,959	86,345
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,487	$151,328

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Collaboration revenue	$200	$—	$300	$—
Operating expenses:
Research and development	12,906	21,271	45,118	53,249
General and administrative	5,207	3,748	20,123	13,743
Total operating expenses	18,113	25,019	65,241	66,992
Loss from operations	(17,913)	(25,019)	(64,941)	(66,992)
Other income (expense), net:
Changes in fair value of warrant liabilities	—	(20,926)	(16,240)	(20,926)
Other income (expense), net	(74)	(1,478)	421	(517)
Total other income (expense), net	(74)	(22,404)	(15,819)	(21,443)
Loss before provision for (benefit from) income taxes, net	(17,987)	(47,423)	(80,760)	(88,435)
Provision for (benefit from) income taxes, net	36	39	142	(160)
Net loss	$(18,023)	$(47,462)	$(80,902)	$(88,275)
Net loss per common share, basic and diluted	$(1.63)	$(7.88)	$(7.70)	$(30.30)
Weighted-average shares used in computing net loss per common share, basic and diluted	11,028,200	6,023,267	10,506,739	2,913,487

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The following table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance, and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand our business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, a securities issuance obligation, and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes non-cash charges pertaining to the obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP net loss	$(18,023)	$(47,462)	$(80,902)	$(88,275)
Adjustments:
Changes in fair value of warrant liabilities (1)	—	20,926	16,240	20,926
Changes in fair value to securities issuance obligation (2)	—	10,485	1,485	10,485
Stock-based compensation (3)	2,861	958	9,470	5,695
Non-GAAP adjusted net loss	$(15,162)	$(15,093)	$(53,707)	$(51,169)
GAAP net loss per common share, basic and diluted	$(1.63)	$(7.88)	$(7.70)	$(30.30)
Adjustment to net loss per common share	0.26	5.37	2.59	12.74
Non-GAAP adjusted net loss per common share, basic and diluted	$(1.37)	$(2.51)	$(5.12)	$(17.56)
Weighted-average shares used in computing net loss per common share, basic and diluted	11,028,200	6,023,267	10,506,739	2,913,487

(1)	To reflect a non-cash charge to other income (expense), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense pertaining to the obligation and subsequent changes in fair value to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

For further information:

Investor Contact

DeDe Sheel

415.732.9828

investors@sierraoncology.com

Media Contact

Lauren Musto

615.351.7777

media@sierraoncology.com